Exhibit 10.16

AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

This Amendment (this “Amendment”) to the Executive Severance Agreement, dated as of June 17, 2020, by and among (i) KLDiscovery Ontrack, LLC., (“KLDiscovery”) and (ii) Krystina Jones (“Executive”) (the “Agreement”), is made and entered into as of December 22, 2022 (the “Amendment Date”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the Agreement, a copy of which is set out at Exhibit 1, set out certain severance benefits to be provided to the Executive upon a qualifying termination event;

WHEREAS, the Compensation Committee of KLDiscovery Inc authorized on December 15, 2022 an amendment to the severance benefits in the Agreement for the Executive;

WHEREAS, KLDiscovery and Executive agree that the terms of the Agreement shall be amended on the terms of this Amendment from the Amendment Date upon a qualifying termination event (as such is set out in the Agreement).

AMENDMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows from the Amendment Date:

1.
Section 2(b)(i) of the Agreement shall be deleted and be replaced by new Section 2(b)(i):

“(i) an amount in cash equal to: (a) twelve (12) months of the Executive’s Base Salary, payable in the form of salary continuation in regular installments over the twelve (12) month period following the Executive’s Date of Termination (the “Severance Period”) in accordance with KLDiscovery’s normal payroll practices, plus (b) a total equal to six (6) months of Executive’s average monthly Sales Commission over the three (3) year period including any incentive bonus payments prior to the Date of Termination, payable in regular instalments over the six (6) month period on the standard payment cycle for Sales Commissions”.

2.
Section 2(c)(iii) of the Agreement shall be deleted and be replaced by new Section 2(c)(iii):

“(iii) all unvested equity or equity-based awards held by Executive under any equity compensation plans of KLDiscovery Inc that vest solely based on the passage of time shall immediately become 100% vested on the later of Executive’s Date of Termination or the date of consummation of the Change in Control (for the avoidance of doubt, with respect to any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, the attainment of the service component portion of the vesting criteria of such awards shall be deemed satisfied, and the attainment of the performance component portion of the vesting and/or payment criteria of such awards shall be governed by the terms of the applicable plan and award agreement) and, in order to effectuate the foregoing, (A) such unvested equity awards will not be forfeited solely as a result of Executive’s CIC Qualifying Termination between the date of Executive’s CIC Qualifying

Exhibit 10.16

Termination and the date on which they would vest under the foregoing provisions of this paragraph, and (B) the post-termination exercise period of any unvested stock options that vest under the foregoing provisions of this paragraph will be extended until the 90th day after they vest (or, if earlier, until the latest date on which such stock options could have expired by their original terms under any circumstances or the 10th anniversary of the grant date of such stock options); but all such awards shall remain subject to all of the other terms and conditions of their governing plan and award agreement (including any requirement to comply with restrictive covenants and the associated forfeiture penalties for breach of covenants)”.

3.
Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

4.
Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5.
This Amendment constitutes a written modification of the Agreement pursuant to Section 7(g) of the Agreement and is duly authorized by an officer of KLDiscovery and the Employee.

6.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit 10.16

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

KLDISCOVERY ONTRACK, LLC

By: ___/s/ Chris Weiler__________________

Name: Chris Weiler

Title: CEO

__/s/ Krystina Jones____________________

Krystina Jones